registration No. 333-




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form SB-2

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933






                                    L&B, INC.
        -----------------------------------------------------------------
        (Exact Name of Small Business Issuer as Specified in its Charter)





         Nevada                                                77-0493876
 -----------------------       ----------------------     ----------------------
(State of Incorporation)        (Primary Standard           (I.R.S. Employer
                                    Industrial            Identification Number)
                               Classification Number)




         2533 N. CARSON STREET, CARSON CITY, NV 89706      559.436.4573
 ------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


Copy to:




Approximate date of proposed sale to the public: From time to time after the effective date of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check this box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of each class
Of securities to be   Amount to be        Price       Maximum       Amount of
Registered            Registered       Per Share      Offering      registration
                                                                    Fee
Common Stock            300,000       $13.00-$15.00   $4,500,000    $1,125

-------------------------------------------------------------------------------

The registrant hereby amends this registration statement on an date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date the Commission, acting pursuant to said Section 8(a), may determine.

                                    L&B, INC.

                                 APPLICATION FOR
                                  FILING UNDER
                                 REGULATION SB-2








                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933





                              A NEVADA CORPORATION

                                    L&B, INC.


                              A NEVADA CORPORATION



                              2533 N. CARSON STREET


--------------------------------------------------------------------------------
                              CARSON CITY, NV 89706
--------------------------------------------------------------------------------

                                  559.436.4573


                           EMPLOYER I.D. # 77-0493876

                       PROPOSED DATE OF SALE: JULY 1, 2001

                         REGISTERED SECURITIES, 300,000

                    PLEASE SEE ITEM 3 REGARDING RISK FACTORS

                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                    COMMISSION NOR HAS THE COMMISSION PASSED
                      UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                      L&B, INC. IS NOT A REPORTING COMPANY




              PRICE TO PUBLIC            UNDERWRITING               PROCEEDS


PER UNIT:     $13.00 - 15.00

TOTAL:           300,000

TOTAL MIN:    $3,900,000.00

TOTAL MAX     $4,500,000.00

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFIFCATION UNDER THE SECURTITIES LAWS OF ANY SUCH STATE.


DATED:  APRIL 13, 2001


     L & B, INC. IS NOT A REPORTING COMPANY

     L & B, INC. WILL VOLUNTARILY SEND ANNUAL REPORTS WHICH WILL NOT INCLUDE AUDITED FINANCIAL STATEMENTS

     UPON ORAL OR WRITTEN REQUEST, L & B, INC. WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHO RECEIVES A COPY OF THE PROSPECTUS A COPY OF ANY INFORMATION INCORPORATED BY REFERENCE IN THIS PROSPECTUS. SUCH REQUESTS CAN BY DIRECTED TO L & B, INC. 2533 N. CARSON STREET, NV 89706; 559.436.4573

     ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGARION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH REPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                TABLE OF CONTENTS




SUMMARY INFORMATION AND RISK FACTORS                                           5

USE OF PROCEEDS                                                                6

DETERMINATION OF OFFERING PRICE                                                7

DILUTION                                                                       7

SELLING SECURITY HOLDERS                                                       7

PLAN OF DISTRIBUTION                                                           7

LEGAL PROCEEDINGS                                                              8

DIRECTORS, EXECUTIVE OFFICERS                                                  8

SECURITY OWNERSHIP OF MANAGEMEN                                               11

DESCRIPTION OF SECURITIES                                                     11

INTEREST OF NAMED EXPERTS AND COUNSEL                                         11

DISCLOSURE OF COMMISSION POSITION                                             11

ORGANIZATION WITHIN LAST FIVE YEARS                                           11

DESCRIPTION OF BUSINESS                                                       11

MANAGEMENT'S DISCUSSION OF OPERATION                                          12

DESCRIPTION OF PROPERTY                                                       13

MARKET FOR COMMON EQUITY                                                      13

EXECUTIVE COMPENSATION                                                        13

FINANCIAL STATEMENTS                                                          14

FINANCIAL DISCLOSURE                                                          14

INDEMNIFICATION OF OFFICERS                                                   14

EXPENSE OF ISSUANCE AND DISTRIBUTION                                          14

RECENT SALES                                                                  14

EXHIBITS                                                                      15

UNDERTAKINGS                                                                  15

                      SUMMARY INFORMATION AND RISK FACTORS



SUMMARY INFORMATION

     A.   DIRECTORS: LONNIE BROWN, GAIL E. BROWN

     B.   OFFICERS:  LONNIE  BROWN,  PRESIDENT  AND  TREASURER;  GAIL E.  BROWN,
          SECRETARY

     C.   PARTNERS: NA

     D.   RECORD OWNERS OF 5 PERCENT: LONNIE BROWN AND GAIL E. BROWN

     E.   BENEFICIAL OWNERS: LONNIE BROWN AND GAIL E. BROWN

     F.   PROMOTERS OF ISSUERS: NA

     G.   AFFILIATES OF ISSUER: NA

     H. COUNSEL: JOHN A. BARKER & ASSOCIATES, INC. 2100 TULARE STREET, STE. 200 FRESNO, CA 93721 559.441.0114 ATTN. CHARLES M. BARRETT

     I.   UNDERWRITER: TO BE DETERMINED

     J.   UNDERWRITERS DIRECTORS: TO BE DETERMINED

     K.   UNDERWRITERS OFFICERS: TO BE DETERMINED

     L.   UNDRWRITERS PARTNERS: UNKNOWN

     M.   COUNSEL TO UNDERWRITER: TO BE DETERMINED

RISK FACTORS

     1.   FAILURE TO COMPLETE  PURCHASE OF  EXISTING  CORPORATE  SHARES AND LAND
          HELD.

     2. FAILURE TO SECURE ADEQUATE INCOME FROM SALE OF SHARES AND COMMERCIAL FINANCING TO COMPLETE SAND, GRAVEL, AGGREGATE AND EMULSIFIED ASPHALT OPERATIONS.

     3. FAILURE TO OBTAIN LOCAL, STATE, AND FEDERAL PERMITS TO ENGAGE IN SAND AND GRAVEL, AGGREGATE AND EMULSIFIED ASPHALT OPERATIONS.

     4.   FAILURE TO OBTAIN ALL NECESSARY EQUIPMENT TO ENGAGE IN OPERATIONS

     5. FAILURE TO LOCATE SUFFICIENT QUANTITIES OF SAND, GRAVEL AND AGGREGATE ROCK TO REALIZE PROFIT AND/ OR SUSTAIN CONTINUED OPERATIONS.

     6. FAILURE TO OBTAIN AND RETAIN ADEQUATE PERSONNEL TO MANAGE SAND, GRAVEL, AGGREGATE AND EMULSIFIED ASPHALT OPERATIONS.



USE OF PROCEEDS

INITIAL CAPITALIZATION WILL PROVIDE FUNDS FOR PRELIMINARY PLANNING WITH MINING AND GEOLOGICAL ENGINEERS FOR PIT DESIGN. MANAGEMENT AS PRESENTLY COMPOSED IS SUFFICIENT TO COMPLETE LAND ACQUISITION, NEGOTIATE MINERAL RIGHTS ACQUISITION AND LEASES AND ACQUIRE RIGHTS TO EQUIPMENT AND LEASEHOLDS NECESSARY FOR INITIATION OF OPERATIONS.

OUR CORPORATION WILL CONSTRUCT AND OPERATE SAND, GRAVEL, AND AGGREGATE AND EMULSIFIED ASPHALT OPERATIONS. WE WILL PRODUCE AND SUPPLY RAW MATERIEL AND MANUFACTURE EMULSIFIED ASPHALT USED IN CONNECTION WITH THE MAINTENANCE AND OPERATION OF THE STATES HIGHWAY SYSTEM...I.E. ROAD MATERIALS AND CONSTRUCTION BUILDING MATERIALS, TO THREE (3) OF THE TWEVEL (12) DISTRICTS (5,6& 10), SERVICED BY THE STATE OF CALIFORNIA'S DEPARTMENT OF TRANSPORTATION (CALTRANS).

THE COMPANY WILL APPLY TO THE STATE OF CALIFORNIA FOR CERTIFICATION AS A DISADVANTAGED BUSINESS ENTERPRISE (DBE). THIS PROGRAM IS A FEDERAL PROGRAM TO ENSURE NON-DISCRIMINATION IN THE AWARD AND ADMINISTRATION OF FEDERAL HIGHWAY ADMINISTRATION, FEDERAL TRANSIT ADMINISTRATION AND FEDERAL AVIATION FUNDED CONTRACTS. FOR FEDERALLY ASSISTED CONTRACTS, THERE IS A 10% (TEN PERCENT) NATIONAL ASPIRATIONAL DBE GOAL. OUR MANAGEMENT TEAM FEELS WE WILL BE COMPETITIVE WITH-IN ONE (1) YEAR.

DETERMINATION OF OFFERING PRICE

THERE IS NO ESTABLISHED MARKET FOR THE COMMON EQUITY AND THE OFFERING PRICE IS BASED ON THE ASSESSMENT OF THE VALUE OF THE COMPANY AFTER ESTABLISHMENT OF THE LONG-TERM LEASE AGREEMENT WITH KEY LANDOWNERS IN MERCED COUNTY, (SNELLING, CALIFORNIA).


DILUTION

OFFICERS OR FOUNDERS DID NOT PURCHASE THE SHARES, AND THIS IS A DEVELOPMENTAL COMPANY.


SELLING SECURITY HOLDERS

LONNIE BROWN AND GAIL E. BROWN ARE THE ONLY HOLDERS OF SECURITIES THEY HAVE SERVED AS OFFICERS OF THE CORPORATION AND WILL HOLD 60.66 PERCENT OF THE CORPORATION AFTER THE OFFERING IS COMPLETE.



PLAN OF DISTRIBUTION

REGISTERED SECURITIES ARE OFFERED

MAXIMUM NUMBER OF SECURITIES OFFERED: 300,000

MINIMUM NUMBER OF SECURITIES OFFERED: 150,000

PRICE PER SECURITY: $13.00 - $15.00

TOTAL PROCEEDS

           MAXIMUM $4,500,000                MINIMUM $3,900,000

COMMISSIONED SELLING AGENTS WILL SELL SECURITIES,
PERCENT OF PRICE TO PUBLIC FOR COMMISSION IS 10 %

NO OTHER COMPENSATION OFFERED TO SELLER

NO FINDER'S FEE OTHER THAN COMMISSION

ESCROW OF PROCEEDS UNTIL MINIMUM OBTAINED: YES

OFFERING NOT LIMITED TO SPECIAL GROUPS

TRANSFER UNRESTRICTED

LEGAL PROCEEDINGS

NOT APPLICABLE


DIRECTORS, EXECUTIVE OFFICERS

EXECUTIVE OFFICER(S)

LONNIE BROWN IS PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS OF L & B, INC. MR. BROWN SERVED AS CHIEF EXECUTIVE OFFICER AND PRESIDENT OF L & B, INC. FROM JULY 31, 1998 TO PRESENT.

JULY 31,  1998 MR.  BROWN  FOUNDED L & B, INC.,  ITS MISSION WAS TO BUY AND SELL
REAL AND PERSONAL PROPERTY. PRIOR TO FOUNDING L & B, INC. MR. BROWN, AN ENTREPRENEUR WITH A TWENTY (20) YEAR BACKGROUND IN REAL ESTATE SALES AND PROJECT FINANCING, SERVED AS A CONSULTANT FOR COMMERCIAL FINANCE PROJECTS.

LLOYD C. SCHANTZ WILL SERVE AS THE COMPANY'S CHIEF EXECUTIVE OFFICER AS OF THE CLOSING OF THIS OFFERING. MR. SCHANTZ IS CURRENTLY SERVING AS VICE PRESIDENT AND GENERAL MANAGER FOR NORTH AMERICA WITH DSM FOOD SPECIALTIES USA, INC., KING OF PRUSSIA, PA, (A SUBSIDIARY OF DSM {DUTCH STATE MINING} GROUP, A $7.5 BILLION DUTCH-BASED PARENT COMPANY, THE WORLD LEADER IN FERMENTATION TECHNOLOGY) FROM FEBRUARY, 2000 TO PRESENT.

FROM FEBRUARY 1993 TO FEBRUARY 2000 HE WAS VICE PRESIDENT OF SPECIALTY PRODUCTS DIVISION, FONTAROME/WIXON USA, ST. FRANCIS, WISCONSIN, AND MANAGING DIRECTOR FOR FONTAROME SA/CERGY, FRANCE (A SUBSIDIARY OF GROUP SERVIER, A $1.7 BILLION PARIS-BASED PARENT COMPANY).

FROM SEPTEMBER 1984 TO SEPTEMBER, 1992 MR. SCHANTZ SERVED AS GENERAL MANAGER (DIVISION CEO) OF M.F. NEAL & COMPANY, RICHMOND, VA, SUBSIDIARY OF REVLON, INC. ($2.3 BILLION PARENT COMPANY, MANUFACTURER OF FLAVORS, BOTANICALS AND SPICES FOR FOOD, PHARMACEUTICAL AND TOBACCO).

MR. SCHANTZ WAS ASSISTANT GENERAL MANAGER OF DEAN FOODS CO., ROCKFORD, ILLINOIS IN THE FOODS PRODUCTS DIVISION, WHICH PRODUCED FIFTEEN (15) BRANDED AND PRIVATE LABELED PRODUCT LINES (THREE (3) PLANTS, TWO HUNDRED AND FIFTY ( 250) EMPLOYEES AND NATIONWIDE SALES OF $120 MILLION) FROM AUGUST 1983 TO SEPTEMBER 1984. FROM SEPTEMBER 1979 TO AUGUST, 1983 MR. SCHANTZ WAS MANAGER OF QUALITY CONTROL AND RESEARCH FOR MJB COMPANY IN SAN FRANCISCO, CA, A MANUFACTURER OF COFFEE, TEA AND RICE PRODUCTS SERVING THE WESTERN U.S. AND CANADA.

MARCH 1977 TO SEPTEMBER 1979 BASIC AMERICAN FOODS (LEADING DEHYDRATOR OF ONION, GARLIC AND POTATO PRODUCTS) IN KING CITY, CALIFORNIA EMPLOYED MR. SCHANTZ, AS A QUALITY CONTROL MANAGER FOR FIVE (5) PLANTS. MR. SCHANTZ RECEIVED HIS MASTER OF BUSINESS ADMINISTRATION IN MANAGEMENT FROM GOLDEN GATE UNIVERSITY, SAN FRANCISCO CALIFORNIA IN MAY, 1989. IN 1975 HE WAS AWARDED HIS BACHELOR OF SCIENCE IN MICROBIOLOGY DEGREE, SUMMA CUM LAUDE FROM FRESNO STATE UNIVERSITY.

NORMAN LEE HARVEY, JR. WILL SERVE AS THE PROJECT MANAGER. MR. HARVEY IS CURRENTLY RESIDENT MANAGER FOR SUPERIOR SAND, NEVADA. HE HAS HELD THIS POSITION SINCE APRIL 1999.

AUGUST 1998 TO MARCH 1999 MR. HARVEY WAS VICE PRESIDENT OF OPERATIONS FOR NEVADA SUNRISE GYPSUM. HE DESIGNED AND PLACED INTO OPERATION A ONE THOUSAND (1,000) TON PER DAY GYPSUM MINE. HE WORKED AS A CONSULTANT FOR VARIOUS COMPANIES IN FOUR (4) STATES FROM NOVEMBER 1997 TO AUGUST 1998.

MR. HARVEY WORKED FOR ECOSOLUTIONS AS A CONSULTANT, MINING & MARKETING FROM MARCH 1997 TO NOVEMBER 1997.

OCTOBER 1995 TO MARCH, 1997 MR. HARVEY WORKED FOR MOUNTAIN AMERICA CORPORATION, NEVADA, AS A CONSULTANT, MINING ENGINEERING. HE DESIGNED OPEN PIT GYPSUM MINE AS WELL AS A SAND AND GRAVEL PIT.

MARCH 1989 TO OCTOBER 1995 MR. HARVEY WAS PRESIDENT/ OWNER OF GOLDEN PORTAL MINING, INC. HE CONDUCTED MINE EXAMINATION AND PROJECT EVALUATION FOR SEVERAL U.S. AND CANADIAN CLIENTS. SURVEYED AND COMPILED MASTER MAPS FOR MINES AND EXPLORATION PROJECTS IN COLORADO, CALIFORNIA, NEVADA AND ARIZONA. MANAGER OF THE MANZANITA MINE IN NEVADA COUNTY, CALIFORNIA. HE ACTED AS REGIONAL MANAGER FOR TRI-VALLEY'S MINING OPERATIONS IN ALASKA. HE OPERATED THE HILDA MINE IN SIERRA COUNTY, CALIFORNIA ON A SEASONAL BASIS AND CONDUCTED SEVERAL EXPLORATION PROJECTS IN ARIZONA, NEVADA AND CALIFORNIA.

MR. HARVEY WAS MANAGING PARTNER FOR MINERAL EXPLORERS FROM OCTOBER 1982 TO MARCH 1989. HE OPERATED A SMALL UNDERGROUND GOLD MINE IN COLORADO. MR. HARVEY ALSO ACTED AS A CONSULTANT FOR SEVERAL SMALL MINING COMPANIES AND INVESTOR GROUPS.


APRIL, 1976 TO OCTOBER, 1982 HE WAS CHIEF, MINING DIVISION FOR GREAT BASINS PETROLEUM CO. HE DIRECTED EXPLORATION EFFORTS FOR URANIUM, BASE METAL, GOLD AND SILVER, COAL AND INDUSTRIAL MINERALS IN THE U.S. AND CANADA. CONCURRENTLY WITH THE ABOVE POSITIONS DURING THE PERIOD OF EARLY 1979 UNTIL EARLY 1983 HE OWNED A COAL MINING COMPANY BASED IN FT. SMITH, ARKANSAS, WHICH OPERATED COAL MINES IN ARKANSAS AND OKLAHOMA. HE WAS HALF OWNER OF A SMALL OIL COMPANY, WHICH DRILLED SEVERAL SUCCESSFUL WELLS IN OKLAHOMA.

MR. HARVEY WAS ASSOCIATE MINERAL RESOURCES ENGINEER FOR THE STATE OF CALIFORNIA'S STATE LANDS DIVISION FROM JUNE 1974 TO APRIL 1976. HE SERVED ON SEVERAL ADVISORY COMMITTEES FOR STATUTORY STATE FUNCTIONS. AS CO-OWNER OF MINERAL RESOURCES EXPL. CO. FROM JUNE 1969 TO JUNE, 1974 MR. HARVEY MANAGED THE MINING ACTIVITY OF A SMALL MINING AND OIL CONSULTING FIRM. HE OPERATED SEVERAL SMALL MINES AND PROCESSING PLANTS IN THE U.S. AND ABROAD . CONCURRENT WITH THE AEROSPACE EXPERIENCE LISTED BELOW AND PRIOR TO THE FORMATION OF HIS OWN COMPANY MR. HARVEY SPENT APPROXIMATELY SIXTY (60) DAYS PER YEAR IN MINE EXAMINATIONS IN SEVEN (7) STATES AND FIVE (5) FOREIGN COUNTRIES. HE OPERATED A SMALL MINE OF HIS OWN FROM 1967 TO 1969.

MR. HARVEY WORKED FOR MCDONNELL DOUGLAS CORP. AS EXECUTIVE ASSISTANT FROM MARCH 1965 TO JUNE 1969. HE ACTED AS PROGRAM OFFICE ADMINISTRATOR FOR THE DC-10 PROGRAM DURING THE PERIOD FROM GO-AHEAD UNTIL JUST BEFORE ROLLOUT. HE PLANNED AND INSTALLED A NEW MANAGEMENT CONTROL CENTER. DURING THIS TIME HE HELD THE POSITIONS OF MANAGER, ADMIN. PLANNING AND CONTROL, FOR A SUBDIVISION OF SIXTEEN HUNDRED AND SIXTY (1,660) PEOPLE. HE WAS ASST. TO THE DIRECTOR OF ADMINISTRATION AND FACILITIES PLANNING ENGINEER.FROM OCTOBER, 1962 TO MARCH 1965.

MR.  HARVEY  WORKED  FOR  NORTH   AMERICAN   AVIATION  AS  INDUSTRIAL   ENGINEER
(FACILITIES). HE HAD TOTAL RESPONSIBILITY FOR THE CONSTRUCTION AND IMPLEMENTATION OF A PORTION OF THE SATURN S-II ASSEMBLY PLANT AT SEAL BEACH, CALIFORNIA. AMONG THE FACILITIES HE WAS INVOLVED WITH WERE A STRUCTURAL TEST TOWER, A WATER TREATMENT PLANT, A CHEMICAL PROCESSING PLANT, FOUR (4) HYDROTEST FACILITIES, SEVERAL ENGINEERING DEVELOPMENT LABORATORIES AND THE MAIN ADMINISTRATION BUILDING.

AS A FACILITIES PROJECT ENGINEER FOR PAN AMERICAN WORLD AIRWAYS (GMRD) FROM AUGUST 1960 TO OCTOBER, 1962MR. HARVEY ORGANIZED CONSTRUCTION TASK FORCES FOR ASSIGNMENT TO REMOTE OPERATIONS AND MANAGED THE DEPARTMENT'S ACTIVITIES.

JOHN HOULIHAN WILL SERVE AS CONTROLLER DURING THE STARTUP PHASE. HE HAS BEEN A CERTIFIED PUBLIC ACCOUNTANT SINCE 1968, RETIRING AS A SHAREHOLDER IN DEMERA CAMERON,AN ACCOUNTANCY CORPORATION. DURING HIS CAREER, HE HANDLED ACCOUNTS FOR BUSINESS AND FARMING INTEREST AND NONPROFIT CORPORATIONS. HIS AREA OF PRACTICE WAS IN THE FIELD OF TAXATION. HE HOLDS A BA DEGREE FROM FRESNO STATE COLLEGE (NOW CALIFORNIA STATE UNIVERSITY AT FRESNO) IN BUSINESS ADMINISTRATION WITH A SECONDARY EMPHASIS IN ECONOMICS.

FRED WRAZEL WILL SERVE AS REAL ESTATE ACQUISITION AS OF THE CLOSING OF THIS OFFERING. MR. WRAZEL IS CURRENTLY A CALIFORNIA LICENSED REAL ESTATE BROKER. HE HAS OVER 30 YEARS EXPERIENCE SPECIALIZING IN ANNEXATION, REZONING, SUBDIVIDING, DEVELOPMENT AND FINANCING OF BOTH URBAN AND RURAL PROPERTIES.

HE HAS A B.S. DEGREE IN BUSINESS ADMINISTRATION FROM MARQUETTE UNIVERSITY AND IS A NATIVE OF WISCONSIN.



SECURITY OWNERSHIP OF MANAGEMENT

LONNIE BROWN AND GAIL E. BROWN ARE THE ONLY OWNERS OF INTERESTS OF L&B, INC.



DESCRIPTION OF SECURITIES

THE SHARES OFFERED ARE COMMON STOCK WITH NO CUMULATIVE OR SPECIAL VOTING RIGHTS.



INTEREST OF NAMED EXPERTS AND COUNSEL

NO DISCLOSURES ARE NECESSARY AS NO COUNSEL OR EXPERT HAS A CONTINGENT INTEREST.



DISCLOSURE OF COMMISSION POSITION

     THE CORPORATION WILL INDEMNIFY THE OFFICERS AND DIRECTORS FOR LIABILITIES ALLOWED UNDER THE SECURITIES ACT. NO OFFICERS OR DIRECTORS OF THE CORPORATION ARE UNDERWRITERS OR OWN AN INTEREST IN THE UNDERWRITERS.



ORGANIZATION WITHIN THE LAST FIVE YEARS

     THIS IS A DEVELOPMENTAL COMPANY; HENCE NO RELEATIONSHIPS NEED BE DISCLOSED.



DESCRIPTION OF BUSINESS

     INITIAL CAPITALIZATION WILL PROVIDE FUNDS FOR PRELIMINARY PLANNING WITH MINING AND GEOLOGICAL ENGINEERS FOR PIT DESIGN. MANAGEMENT AS PRESENTLY COMPOSED IS SUFFICIENT TO COMPLETE LAND ACQUISITION, NEGOTIATE MINERAL RIGHTS ACQUISITION AND LEASES AND ACQUIRE RIGHTS TO EQUIPMENT AND LEASEHOLDS NECESSARY FOR INITIATION OF OPERATIONS.

     THE CORPORATION WILL CONSTRUCT AND OPERATE A SAND, GRAVEL AND AGGREGATE OPERATION TO PRODUCE AND SUPPLY RAW MATERIEL AND MANUFACTURE EMULSIFIED ASPHALT USED IN CONNECTION WITH THE MAINTENANCE AND OPERATION OF THE STATE'S HIGHWAY SYSTEM...I.E. (ROAD MATERIALS) AND (CONSTRUCTION BUILDING MATERIALS), TO THREE
(3) OF THE TWEVEL (12) DISTRICTS (5,6AND 10), SERVICED BY THE STATE OF CALIFORNIA'S DEPARTMENT OF TRANSPORTATION (CALTRANS).

     THE CORPORATION WILL APPLY TO THE STATE OF CALIFORNIA FOR CERTIFICATION AS A DISADVANTAGED BUSINESS ENTERPRISE (DBE). THIS PROGRAM IS A FEDERAL PROGRAM TO ENSURE NON-DISCRIMINATION IN THE AWARD AND ADMINISTRATION OF FEDERAL HIGHWAY ADMINISTRATION, FEDERAL TRANSIT ADMINISTRATION AND FEDERAL AVIATION FUNDED CONTRACTS, FOR FEDERALLY ASSISTED CONTRACTS, THERE IS A 10% (TEN PERCENT) NATIONAL ASPIRATIONAL DBE GOAL. OUR MANAGEMENT TEAM FEELS WE WILL BE COMPETITIVE WITH-IN ONE (1) YEAR.


MANAGEMENT'S DISCUSSION OF OPERATION


OPERATIONS

MINE RUN MATERIAL WILL BE LOADED INTO A GRIZZLY- TRAP SYSTEM IN THE PIT. OVERSIZED BOULDERS WILL BE STOCKPILED FOR SALE AS LARGE RIPRAP. MATERIAL FROM THE TRAP WILL BE FED INTO A WET TROMMEL FOR PRE-CLEANING. THE TROMMEL WILL EFFECTIVELY PRODUCE TWO (2) SIZES, THE LARGER OF WHICH WILL GO DIRECTLY TO THE JAW CRUSHER., THE UNDERSIZE DISCHARGE WILL BE FED TO A WET SCREEN.

MATERIAL COMING FROM THE WET SCREEN WILL GO DIRECTLY TO AGGREGATE PRODUCT OR TO THE CONE CRUSHER DEPENDING UPON PRODUCT REQUIREMENTS. UNDERSIZE WILL GO TO THE SAND WASHING PLANT. DISCHARGE FROM THE CRUSHER SYSTEMS WILL GO TO A WET SCREEN FOR DIVERSION EITHER TO AGGREGATE PRODUCT OR TO THE SAND WASH PLANT DEPENDING UPON PARTICLE SIZE. IF THE PRODUCT REQUIRES FURTHER REFINEMENT SUCH AS CHIPS, IT MAY BE SENT TO THE VERTICAL IMPACT CRUSHER.

IT IS EXPECTED THAT SITE RECLAMATION WILL BE A MANDATORY EFFORT REQUIRED BY THE PERMITS EXISTING ON THE SITE AND WILL BE A CONSIDERATION WHEN PLANNING MINING OPERATIONS. ALL EFFORTS WILL BE MADE TO "ROLL-OVER" AS MUCH AS POSSIBLE SO THAT THE RESPONSIBLE GOVERNMENTAL AGENCIES WILL BE PLEASED WITH OUR USE OF THE SITE. SUCH ATTENTION TO THIS ITEM WILL PAY DIVIDENDS FOR OUR CONTINUED OPERATIONS IN THE AREA.

EMULSION PLANT

IT IS ESSENTIAL THAT PLANS FOR A STATE-OF THE-ART PLANT BE FINALIZED AS SOON AS POSSIBLE. THIS IS IMPORTANT SO THAT THE PERMIT PROCESS BE STARTED AT THE EARLIEST TIME. IT IS EXPECTED THAT THE SELECTED SITE WILL HAVE FAVORABLE ZONING ALREADY IN PLACE. A PERIOD OF FOUR (4) MONTHS HAS BEEN SET ASIDE FOR ALL ACTIVITY RELATING TO DESIGN AND PERMITTING.

EQUIPMENT SOURCING AND SITE PREPARATION WORK CAN BE DONE CONCURRENTLY WITH THE PERMITTING PROCESS. CERTAIN KEY FACILITY ITEMS SUCH AS TRAM LOADERS CAN BE INSTALLED PRIOR TO FINAL PERMITTING OF THE PLANT.

IT IS ALSO PLANNED THAT PERMISSION TO USE THE SITE AS A SAND AND GRAVEL PRODUCT DISTRIBUTION FACILITY CAN BE OBTAINED SO THAT WE CAN ENTER THAT MARKET WHILE AWAITING EMULSION PLANT APPROVALS.

AN APPROPRIATE CONTRACTOR WILL DO PRACTICALLY ALL OF THE CONSTRUCTION EFFORT AT THIS SITE. COMPANY PERSONNEL WILL ACT IN A CONSTRUCTION MANAGEMENT CAPACITY AND COORDINATE THE EFFORT. THREE (3) MONTHS HAVE BEEN ALLOWED FOR PLANT CONSTRUCTION.

ANY MATERIAL HAULED TO THIS SITE WILL BE CONTRACT HAULERS ON AN AS NEEDED BASIS. SOME STOCKPILES WILL BE NECESSARY AT THE SITE IN ORDER TO SERVE OUR CUSTOMERS. THE EXACT NATURE OF OUR INVENTORY CONTROL WILL BECOME CLEAR AS OUR PENETRATION OF THE LOCAL MARKET IS ACCOMPLISHED. ALL PRODUCTS WILL BE PICKED UP BY THE CUSTOMER OR BY CONTRACT HAULER AND COORDINATED THROUGH OUR OPERATIONAL PERSONNEL.



DESCRIPTION OF PROPERTY

PRIVATELY OWNED RANCH LAND WITH EXISTING PERMITS FOR THE MINING OF SAND AND GRAVEL. THE PROPERTIES ARE LOCATED IN MERCED COUNTY (SNELLING), CALIFORNIA. THESE RANCH LANDS HAVE LARGE DEPOSITS OF MERCED RIVER DREDGE TAILINGS.



MARKET FOR COMMON EQUITY

THERE IS NO MARKET WHERE THE STOCK IS PUBLICLY TRADED.



EXECUTIVE COMPENSATION

THERE HAS BEEN NO COMPENSATION PAID TO THE OFFICERS OF THE CORPORATION. A PLAN FOR COMPENSATION OF PROPOSED OFFICERS AND DIRECTORS HAS NOT BEEN ESTABLISHED.

FINANCIAL STATEMENTS

SEE FINANCIAL STATEMENTS ATTACHED.



FINANCIAL DISCLOSURE

THERE ARE NO DISAGREEMENTS WITH ACCOUNTING EXPERTS WITHIN THE LAST TWO YEARS.

--------------------------------------------------------------------------------


                                   L & B, INC.


--------------------------------------------------------------------------------



                                TABLE OF CONTENTS
                                -----------------




EXECUTIVE SUMMARY                                                              1


MISSION STATEMENT                                                              1


STATE OF INCORPORATION                                                         2


MANAGEMENT OVERVIEW                                                            2


ORGANIZATION                                                                   2


SYSTEMS                                                                        2


MARKET FOR OUR MATERIALS                                                       3


MAINTENANCE                                                                    3


OBSOLESCENCE OF OUR EQUIPMENT                                                  3


MANAGEMENT'S DISCUSSION OF OPERATION                                           4


SUMMARY INFORMATION AND RISK FACTORS                                           4


SUMMARY INFORMATION                                                            4


RISK FACTORS                                                                   6


USE OF PROCEEDS                                                                7


PROPOSED LIST OF EXECUTIVE (S)                                                 8


MANAGEMENT PROFILES                                                            9


LIST OF EXECUTIVE OFFICER (DESIGNATE)                                          9


JOB DESCRIPTIONS SAND AND GRAVEL OPERATION                                    15


PRODUCTS / STRATEGY                                                           17


GENERAL                                                                       17


CATEGORY I ROCK AND SAND PRODUCTS                                             18


CATEGORY II ASPHALT EMULSIONS                                                 19


PRODUCT PRICE LIST (AVERAGE)                                                  22


CATEGORY I ROCK AND SAND PRODUCTS                                             22


CATEGORY II ASPHALT EMULSIONS                                                 23


PLAN OF ACTION                                                                23


PRE- CONSTRUCTION                                                             23


CONSTRUCTION                                                                  24


OPERATIONS                                                                    25

--------------------------------------------------------------------------------


                                   L & B, INC.


--------------------------------------------------------------------------------



                           TABLE OF CONTENTS (CONT'D)
                           --------------------------



EMULSION PLANT                                                                26


MASTER SCHEDULE (YEAR ONE)                                                    28


SAND AND GRAVEL PIT AND PLANT                                                 28


ASPHALT EMULSION PLANT                                                        29


COMPETITION                                                                   30


FINANCIAL OBJECTIVES                                                          31

LONNIE BROWN
MANAGING NATURAL RESOURCES FOR PROFIT
President/ CEO
P.O. Box 3841
Pinedale, California 93650

Phone: 559-436-4573
Cell Phone: 559-213-1118
Fax: 559-436-4379
Email: Lbrown7779@AOL.COM


     The Operating Company
     Business Plan

EXECUTIVE SUMMARY
DECEMBER 5, 2000


Dear Sir,

L&B, Inc., a Nevada Corporation, is forming a California Corporation. Its Articles of Incorporation will provide for an adequate number of authorized shares of common stock and possibly a series of preferred shares to be established by the Board of Directors. This capitalization will provide maximum flexibility for financing and developing an operating company.

The Corporation will have the right of first refusal on any transfer or private sale of common or preferred shares and the Corporation shall have the right to repurchase the aforesaid shares for Ten (10) times the amount of purchase or market value, whichever is higher.

At the organizational meeting of the Corporation, the Board of Directors will authorize the initial issuance of shares. The shares will be issued to "qualified purchasers" whose characteristics are similar to, but not the same as, sophisticated investors.

The Corporation will first seek to establish a long-term lease agreement with several key landowners in Merced County, (Snelling, California). We will develop a sand, gravel and aggregate operation. At a different sight in Merced County, we will construct or cause to be constructed an emulsified asphalt plant. We will produce and keep in inventory asphalt emulsions manufactured to a wide variety of specifications.




--------------------------------------------------------------------------------
                                MISSION STATEMENT
--------------------------------------------------------------------------------


The company intends to become a leading valued-added provider of sand, gravel, aggregate and emulsified asphalt and related products and services to the construction industry in major markets in the state of California.

STATE OF INCORPORATION        California

     Employees    Full-time/Part-time        17/ 8 (on as needed basis)

     Fiscal Year-End                         3/31

     Annual Revenue (Projected)              $ 2,152,200

     Annual Net Income (Projected)           $ 800,000 after taxes



                               MANAGEMENT OVERVIEW


Initial capitalization will provide funds for preliminary planning with mining and geological engineers for pit design. Management as presently composed is sufficient to complete land acquisition, negotiate mineral rights acquisition and leases, and acquire rights to equipment and leaseholds necessary for initiation of operations.

The Corporation intends to construct and operate a sand, gravel and aggregate operation to produce and supply raw materials and manufacture emulsified asphalt used in connection with the maintenance and operation of the state's highway system...i.e. road materials and building materials, to three (3) of the twelve
(12) districts (5,6&10) serviced by the State of California Department of Transportation (CALTRANS).

The Corporation will apply for certification as a Disadvantage Business Enterprise (DBE). This program is a federal program to ensure non-discrimination in the award and administration of Federal Highway Administration, Federal Transit Administration and Federal Aviation funded contracts. For federally assisted contracts, there is a 10% (ten percent) National Aspirational DBE goal. Our management team feels we will be competitive within one (1) year.



                                  ORGANIZATION


Management: It will be the final responsibility of the top management to recruit and weld together the required team. The line management must be trained as to what is expected of them both from the leadership side and from the need to maintain proper visibility systems so that good decisions can be made at all levels. Thorough knowledge of the applicable areas of operation is a must.

Personnel Training: Employees must know what is expected of them and how to carry out their assigned tasks. Employee benefit packages and a production bonus program are also a must.

                                     SYSTEMS


Management Systems: These systems will be designed to funnel information to all levels of management on an "as needed" basis. The systems will be oriented to three (3) objectives:

         Production
         Cost controls
         Specific performance

Operational Systems: These systems involve equipment monitoring, energy controls, quality controls; parts inventory controls, maintenance tracking and integrated operations performance. Line management will utilize these systems to spot trouble areas.

Sales: This involves the usual sales data, but should be expanded to include information on local projects so that production demands in support of key customers can be anticipated.


                            MARKET FOR OUR MATERIALS

               The market for our materials can be defined by the
                         following business categories:

         Portable sand and gravel contractors
         Power plants
         Cement manufacturers
         Concrete products companies
         Residential construction contractors
                  General  Contractors  and/or  Subcontractors  responsible  for
                  contracts  to  construct   repair  or  alter  state  highways,
                  roadways, or bridges and other structures.



Today's customers depend on a supplier that can answer application questions, engineer, design, and detail and fabricate to the customer's specifications and supply a designed product that works in the field.


                                   MAINTENANCE


Preventive: Institute program to track repetitive failures of our equipment and parts. Identify the problems and correct them. Institute inspection procedures. Replace worn items before failure. Replace items that may be causing failures.


                          OBSOLESCENCE OF OUR EQUIPMENT


Not Economical To Repair: Plan early replacement so that there is minimum down time and cost can be held as low as possible.

                      MANAGEMENT'S DISCUSSION OF OPERATION




 IT IS ASSUMED THAT OUR INITIAL EFFORT WILL BE DIRECTED TOWARD SECURING ONE (1)
    OR MORE MATERIEL SUPPLY CONTRACTS. ALSO, IT IS ASSUMED THAT OUR SOURCE OF
     MATERIAL WILL BE MERCED RIVER DREDGE TAILINGS LOCATED ON RANCH LANDS IN
                              SNELLING, CALIFORNIA.



    THERE MAY BE A DELAY BETWEEN THE TIME WE SECURE A SALES CONTRACT AND THE
      DATE WE ARE SCHEDULED TO DELIVER OUR FIRST PRODUCT. WE WILL CONSIDER
        THIS POSSIBILITY WHEN DEVELOPING OUR FINANCIAL STRATEGY (ACCOUNTS
                                  RECEIVABLES).



      ALL COST WAS DEVELOPED FOR A MINIMUM OF ONE MONTH'S OPERATION. IT IS EXPECTED THAT WE CAN SECURE ALL OF THE NEEDED EQUIPMENT ON A RENTAL BASIS. FOR
  PURPOSES OF PROJECTION, IT IS ASSUMED THAT WE WILL PRODUCE A TOTAL OF TWENTY FIVE THOUSAND ($25,000) TONS OF TYPE II ROAD BASE MATERIAL. THIS IS THE
             LOWEST PRICED ITEM AT ($5 PER TON) THAT WE MIGHT SELL.



  TO PRODUCE AN ACCEPTABLE PRODUCT WE MUST FIRST WASH THE PIT RUN MATERIAL. IT
   IS BETTER THAN MOST PIT RUN MATERIAL, BUT NOT AS CLEAN AS FIRST INDICATED.
       IT WILL BE NECESSARY TO SET UP AT LEAST ONE (1) ADDITIONAL PIECE OF EQUIPMENT TO MAKE SPECIFICATIONS. THIS EQUIPMENT WILL HAVE TO PURCHASED,
      THIS MEANS THAT THE BUDGET FOR A ONE-MONTH EFFORT WILL BE INCREASED.

                      SUMMARY INFORMATION AND RISK FACTORS


                               SUMMARY INFORMATION



          A.   DIRECTORS: LONNIE BROWN, GAIL E. BROWN


          B. OFFICERS: LONNIE BROWN, PRESIDENT AND TREASURER, GAIL E. BROWN, SECRETARY


          C.   PARTNERS: N/A


          D.   RECORD  OWNERS OF FIVE  PERCENT  (5%):  LONNIE  BROWN AND GAIL E.
               BROWN


          E.   BENEFICIAL OWNERS: LONNIE BROWN AND GAIL E. BROWN

                                  RISK FACTORS



          1. FAILURE TO SECURE ADEQUATE INCOME FROM SALE OF SHARES AND COMMERCIAL FINANCING TO COMPLETE SAND, GRAVEL, AGGREGATE AND EMULSIFIED ASPHALT OPERATION.


          2. FAILURE TO OBTAIN LOCAL, STATE, AND FEDERAL PERMITS (EMULSIFIED ASPHALT) TO ENGAGE IN SAND, GRAVEL, AGGREGATE AND EMULSIFIED ASPHALT OPERATIONS.


          3.   FAILURE  TO  OBTAIN  ALL   NECESSARY   EQUIPMENT   TO  ENGAGE  IN
               OPERATIONS.


          4.   FAILURE  TO LOCATE  SUFFICIENT  QUANTITIES  OF SAND,  GRAVEL  AND
               AGGREGATE  ROCK  TO  REALIZE  PROFIT  AND/OR  SUSTAIN   CONTINUED
               OPERATIONS.


          5. FAILURE TO OBTAIN AND RETAIN ADEQUATE PERSONNEL TO MANAGE SAND, GRAVEL, AGGREGATE AND EMULSIFIED ASPHALT OPERATIONS.

                                 USE OF PROCEEDS



     INITIAL CAPITALIZATION WILL PROVIDE FUNDS FOR PRELIMINARY PLANNING WITH MINING AND GEOLOGICAL ENGINEERS FOR PIT DESIGN. MANAGEMENT AS PRESENTLY COMPOSED IS SUFFICIENT TO COMPLETE LAND ACQUISITION, NEGOTIATE MINERAL
  RIGHTS ACQUISITION AND LEASES, AND ACQUIRE RIGHTS TO EQUIPMENT AND LEASEHOLDS
                     NECESSARY FOR INITIATION OF OPERATIONS.



     OUR CORPORATION WILL CONSTRUCT AND OPERATE SAND, GRAVEL, AGGREGATE AND
                               EMULSIFIED ASPHALT


       OPERATIONS. WE WILL PRODUCE AND SUPPLY RAW MATERIEL AND MANUFACTURE
                               EMULSIFIED ASPHALT



       USE IN CONNECTION WITH THE MAINTENANCE AND OPERATION OF THE STATES
         HIGHWAY SYSTEM...I.E. ROAD MATERIALS AND CONSTRUCTION BUILDING MATERIALS, TO THREE (3) OF THE TWELVE (12) DISTRICTS (5,6 &10), SERVICED BY THE
         STATE OF CALIFORNIA'S DEPARTMENT OF TRANSPORTATION (CALTRANS).

                         PROPOSED LIST OF EXECUTIVE (S)






NAME                  AGE                      TITLE
--------------------------------------------------------------------------------



LONNIE BROWN           51      PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS



LLOYD C. SCHANTZ       46      CHIEF EXECUTIVE OFFICER (DESIGNATE)



NORMAN L. HARVEY       67      PROJECT MANAGER



JOHN HOULIHAN          63      CONTROLLER


FRED WRAZEL            70      REAL ESTATE ACQUISITION



JOHN MASMAINIAN        41      ADMINISTRATIVE ASSISTANT TO THE CHAIRMAN OF THE

MANAGEMENT PROFILES



LIST OF EXECUTIVE OFFICER (DESIGNATE)




LONNIE BROWN IS PRESIDENT AND CHAIRMAN OF THE BOARD OF DIRECTORS OF L&B, INC., MR. BROWN SERVED AS CHIEF EXECUTIVE OFFICER AND PRESIDENT OF L&B, INC. FROM JULY 31,1998 TO PRESENT.



JULY 31,1998 MR. BROWN FOUNDED L&B, INC., IT MISSION WAS TO BUY AND SELL REAL AND PERSONAL PROPERTY. PRIOR TO FOUNDING L&B, INC. MR. BROWN, AN ENTREPRENEUR WITH A TWENTY (20) YEAR BACKGROUND IN REAL ESTATE SALES AND PROJECT FINANCING, SERVED AS A CONSULTANT FOR COMMERCIAL FINANCE PROJECTS.



LLOYD C. SCHANTZ IS DESIGNATED TO BE OUR CHIEF EXECUTIVE OFFICER. MR. SHANTZ IS CURRENTLY SERVING AS VICE PRESIDENT AND GENERAL MANAGER FOR NORTH AMERICA WITH DMS FOOD SPECIALTIES USA, INC., KING OF PRUSSIA, PENNSYLVANIA, (A SUBSIDIARY OF DSM {DUTCH STATE MINING} GROUP, A $7.5 BILLION DUTCH-BASED PARENT COMPANY, THE WORLD LEADER IN FERMENTATION TECHNOLOGY) FROM FEBRUARY 2000 TO PRESENT.

FROM FEBRUARY 1993 TO FEBRUARY 2000 MR. SCHANTZ WAS VICE PRESIDENT OF SPECIALTY PRODUCTS DIVISION, FONTAROME/WIXON USA, ST. FRANCIS, WISCONSIN, AND MANAGING DIRECTOR FOR FONTAROME SA/CERGY, FRANCE (A SUBSIDIARY OF GROUP SERVIER, A $ 1.7 BILLON PARIS BASED PARENT COMPANY).



FROM SEPTEMBER 1984 TO SEPTEMBER 1992 MR. SCHANTZ SERVED AS GENERAL MANAGER (DIVISION CEO) OF M.F. NEAL & COMPANY, RICHMOND, VIRGINIA SUBSIDIARY OF REVLON, INC. ($ 2.3 BILLION PARENT COMPANY, MANUFACTURER OF FLAVORS, BOTANICALS AND SPICES FOR FOOD, PHARMACEUTICAL AND TOBACCO).



MR. SCHANTZ WAS ASSISTANT GENERAL MANAGER OF DEAN FOODS CO., ROCKFORD, ILLINOIS IN THE FOODS PRODUCTS DIVISION, WHICH PRODUCED FIFTEEN (15) BRANDED AND PRIVATE LABELED PRODUCT LINES (THREE (3) PLANTS, TWO HUNDRED AND FIFTY (250) EMPLOYEES AND NATIONWIDE SALES OF $120 MILLION) FROM AUGUST 1983 TO SEPTEMBER 1984. FROM SEPTEMBER 1979 TO AUGUST 1983 MR. SCHANTZ WAS MANAGER OF QUALITY CONTROL AND RESEARCH FOR MJB COMPANY IN SAN FRANCISCO, CALIFORNIA, A MANUFACTURER OF COFFEE, TEA AND RICE PRODUCTS SERVING THE WESTERN U.S. AND CANADA.



MARCH 1977 TO SEPTEMBER 1979 BASIC AMERICAN FOODS (LEADING DEHYDRATOR OF ONION, GARLIC AND POTATO PRODUCTS) IN KING CITY, CALIFORNIA EMPLOYED MR. SCHANTZ, AS A QUALITY CONTROL MANAGER FOR FIVE (5) PLANTS.



MR. SCHANTZ RECEIVED HIS MASTER OF BUSINESS ADMINISTRATION IN MANAGEMENT FROM GOLDEN GATE UNIVERSITY, SAN FRANCISCO, CALIFORNIA IN MAY 1989. IN 1975 HE WAS AWARDED HIS BACHELOR OF SCIENCE DEGREE IN MICROBIOLOGY, SUMMA CUM LAUDE FROM FRESNO STATE UNIVERSITY, FRESNO, CALIFORNIA.

NORMAN LEE HARVEY, JR. WILL SERVE AS THE PROJECT MANAGER. MR. HARVEY IS CURRENTLY RESIDENT MANAGER FOR SUPERIOR SAND, NEVADA. HE HAS HELD THIS POSITION SINCE APRIL 1999.



AUGUST 1998 TO MARCH 1999 MR. HARVEY WAS VICE PRESIDENT OF OPERATIONS FOR NEVADA SUNRISE GYPSUM. HE DESIGNED AND PLACED INTO OPERATION A ONE THOUSAND (1,000) TON PER DAY GYPSUM MINE. HE WORKED AS A CONSULTANT FOR VARIOUS COMPANIES IN FOUR (4) STATES FROM NOVEMBER 1997 TO AUGUST 1998.



MR. HARVEY WORKED FOR ECOSOLUTIONS AS A CONSULTANT, MINING & MARKETING FROM MARCH 1997 TO NOVEMBER 1997.



OCTOBER 1995 TO MARCH 1997 MR. HARVEY WORKED FOR MOUNTAIN AMERICA CORPORATION, NEVADA, AS A CONSULTANT, MINING ENGINEERING. HE DESIGNED AN OPEN PIT GYPSUM MINE AS WELL AS A SAND AND GRAVEL PIT.



MARCH 1989 TO OCTOBER 1995 MR. HARVEY WAS PRESIDENT / OWNER OF GOLDEN PORTAL MINING, INC. HE CONDUCTED MINE EXAMINATION AND PROJECT EVALUATION FOR SEVERAL UNITED STATES AND CANADIAN CLIENTS, CALIFORNIA, NEVADA AND ARIZONA. HE WAS MANAGER OF THE MANZANITA MINE IN NEVADA COUNTY, CALIFORNIA. HE ACTED AS REGIONAL MANAGER FOR TRI-VALLEY'S MINING OPERATIONS IN ALASKA, OPERATED THE HILDA MINE IN SIERRA COUNTY, CALIFORNIA ON A SEASONAL BASIS AND CONDUCTED SEVERAL EXPLORATION PROJECTS IN ARIZONA, NEVADA AND CALIFORNIA.

MR. HARVEY WAS MANAGING PARTNER FOR MINERAL EXPLORERS FROM OCTOBER 1982 TO MARCH 1989. HE OPERATED A SMALL UNDERGROUND GOLD MINE IN COLORADO AND ACTED AS A CONSULTANT FOR SEVERAL SMALL MINING COMPANIES AND INVESTOR GROUPS.



APRIL 1976 TO OCTOBER 1982 HE WAS CHIEF, MINING DIVISION FOR GREAT BASINS PETROLEUM COMPANY. HE DIRECTED EXPLORATION EFFORTS FOR URANIUM, BASE METAL, GOLD AND SILVER, COAL AND INDUSTRIAL MINERALS IN THE UNITED STATES AND CANADA. CONCURRENTLY WITH THE ABOVE POSITIONS DURING THE PERIOD OF EARLY 1979 UNTIL EARLY 1983 MR. HARVEY OWNED A COAL MINING COMPANY BASED IN FORT SMITH, ARKANSAS, WHICH OPERATED COAL MINES IN ARKANSAS AND OKLAHOMA. HE WAS HALF OWNER OF SMALL OIL COMPANY THAT DRILLED SEVERAL SUCCESSFUL WELLS IN OKLAHOMA.



MR. HARVEY WAS ASSOCIATE MINERAL RESOURCES ENGINEER FOR THE STATE OF CALIFORNIA'S STATE LANDS DIVISION FROM JUNE 1974 TO APRIL 1976. HE SERVED ON SEVERAL ADVISORY COMMITTEES FOR STATUTORY STATE FUNCTIONS. AS CO-OWNER OF MINERAL RESOURCES EXPLORATION CO. FROM JUNE 1969 TO JUNE 1974, MR. HARVEY MANAGED THE MINING ACTIVITY OF A SMALL MINING AND OIL CONSULTING FIRM. HE OPERATED SEVERAL SMALL MINES AND PROCESSING PLANTS IN THE UNITED STATES AND ABROAD.



CONCURRENT WITH THE AEROSPACE EXPERIENCE LISTED BELOW AND PRIOR TO THE FORMATION OF HIS COMPANY MR. HARVEY SPENT APPROXIMATELY SIXTY (60) DAYS PER YEAR IN MINES EXAMINATIONS IN SEVEN (7) STATES AND FIVE (5) FOREIGN COUNTRIES. HE OPERATED A SMALL MINE OF HIS OWN FROM 1967 TO 1969.

MR. HARVEY WORKED FOR MCDONNELL DOUGLAS CORPORATION AS EXECUTIVE ASSISTANT FROM MARCH 1965 TO JUNE 1969. HE ACTED AS PROGRAM OFFICE ADMINISTRATOR FOR THE DC-10 PROGRAM DURING THE PERIOD FROM GO- AHEAD UNTIL JUST BEFORE ROLL-OUT. HE PLANNED AND INSTALLED A NEW MANAGEMENT CONTROL CENTER. DURING THIS TIME HE HELD THE POSITIONS OF MANAGER, ADMINISTRATIVE PLANNING AND CONTROL FOR A SUBDIVISION OF SIXTEEN HUNDRED AND SIXTY (1,660) PEOPLE. HE WAS THE ASSISTANT TO THE DIRECTOR OF ADMINISTRATION AND FACILITIES PLANNING ENGINEER FROM OCTOBER 1962 TO MARCH 1965.



MR.  HARVEY  WORKED  FOR  NORTH   AMERICAN   AVIATION  AS  INDUSTRIAL   ENGINEER
(FACILITIES). HE HAD TOTAL RESPONSIBILITY FOR THE CONSTRUCTION AND IMPLEMENTATION OF A PORTION OF THE SATURN S-II ASSEMBLY PLANT AT SEAL BEACH, CALIFORNIA. AMONG THE FACILITIES HE WAS INVOLVED WITH WERE A STRUCTURAL TEST TOWER, A WATER TREATMENT PLANT, A CHEMICAL PROCESSING PLANT, AND FOUR (4) HYDRO TEST FACILITIES, SEVERAL ENGINEERING DEVELOPMENT LABORATORIES AND THE MAIN ADMINISTRATION BUILDING.



AS A FACILITIES PROJECT ENGINEER FOR PAN AMERICAN WORLD AIRWAYS (GMRD) FROM AUGUST 1960 TO OCTOBER 1962 MR. HARVEY ORGANIZED CONSTRUCTION TASK FORCES FOR ASSIGNMENT TO REMOTE OPERATIONS AND MANAGED THE DEPARTMENT'S ACTIVITIES.



JOHN HOULIHAN WILL SERVE AS CONTROLLER DURING THE STARTUP PHASE. HE HAS BEEN A CERTIFIED PUBLIC ACCOUNTANT SINCE 1968, RETIRING IN 1998 AS A SHAREHOLDER IN DEMERA CAMERON, AN ACCOUNTANCY CORPORATION. DURING HIS CAREER, HE HANDLED ACCOUNTS FOR BUSINESS AND FARMING INTEREST AND NONPROFIT CORPORATIONS. HIS AREA OF PRACTICE WAS IN THE FIELD OF TAXATION. HE HOLDS A BA DEGREE FROM FRESNO STATE COLLEGE (NOW CALIFORNIA STATE UNIVERSITY AT FRESNO) IN BUSINESS ADMINISTRATION WITH A SECONDARY EMPHASIS IN ECONOMICS.

FRED WRAZEL WILL SERVE AS OUR REAL ESTATE ACQUISITION SPECIALIST; HE IS CURRENTLY A CALIFORNIA LICENSED REAL ESTATE BROKER. MR. WRAZEL HAS OVER THIRTY
(30) YEARS EXPERIENCE SPECIALIZING IN ANNEXATION, REZONING, SUBDIVIDING, DEVELOPMENT AND FINANCING OF BOTH URBAN AND RURAL PROPERTIES.



MR. WRAZEL HAS A BACHELOR OF SCIENCE DEGREE IN BUSINESS ADMINISTRATION FROM MARQUETTE UNIVERSITY AND IS A NATIVE OF WISCONSIN.

 JOB DESCRIPTIONS SAND AND GRAVEL OPERATION



SITE FOREMAN


SUPERVISE THE INSTALLATION OF EQUIPMENT DURING CONSTRUCTION OF THE PLANT. RECRUIT AND TRAIN PLANT AND EQUIPMENT OPERATORS. MAKE SURE SAFETY TRAINING IS UP TO DATE. MAINTAIN RECORDS FOR MSHA AND CAL-OSHA. SCHEDULE OPERATIONS AND DIRECT PRODUCTION. OVERSEE THE APPLICATION OF EQUIPMENT AND MAINTENANCE THEREOF. SUPERVISE CREATION OF AND VERIFY PRODUCTION AND SHIPMENT RECORDS. MONITOR PERFORMANCE OF PERSONNEL AND EQUIPMENT AND MAKE RECOMMENDATIONS FOR CHANGES TO UPPER MANAGEMENT. SCHEDULE AND SUPERVISE RECLAMATION EFFORTS. MUST BE MSHA MINE SAFETY TRAINED.






MASTER MECHANIC


ASSIST IN THE CONSTRUCTION OF THE PLANT. RESPONSIBLE FOR THE MAINTENANCE OF ALL PLANT EQUIPMENT AND ROLLING STOCK. PERFORM ALL ADJUSTMENTS TO MACHINERY. PERFORM REPAIRS AS COMPANY CAPABILITY ALLOWS. SCHEDULE MAJOR REPAIRS BY DEALERS OR SUB-CONTRACTORS. MAKE OR SUPERVISE ALL MODIFICATIONS TO PLANT. BACK-UP PLANT OPERATOR OR EQUIPMENT OPERATOR AS NEEDED. MUST BE MSHA CONSTRUCTION SAFETY OR MINE TRAINED.

PLANT OPERATOR


REPORT TO MASTER MECHANIC. ASSIST IN THE CONSTRUCTION OF THE PLANT. RESPONSIBLE FOR OPERATION OF THE PLANT INCLUDING LUBRICATION AND OTHER SCHEDULED MAINTENANCE ITEMS. MAINTAIN SMOOTH THROUGHPUT AND BALANCE OF ALL PLANT COMPONENTS. RESPONSIBLE FOR PLANT SAFETY. MUST BE MSHA CONSTRUCTION SAFETY OR MINE TRAINED.





EQUIPMENT OPERATOR


OPERATE ROLLING STOCK SUCH AS WHEELED LOADERS OR EXCAVATORS. HAS RESPONSIBILITY FOR GREASING OWN MACHINE AND WILL ASSIST MASTER MECHANIC IN CHANGING FILTERS AND OIL. WILL FUEL THEIR OWN MACHINES AND PERFORM VISUAL INSPECTION FOR READINESS AND SAFETY. WILL MAINTAIN INDIVIDUAL MACHINE RECORDS. MUST BE MSHA MINE SAFETY TRAINED.





SCALE OPERATOR


WEIGH TRUCKS FOR TARE ON ENTRY AND AGAIN AS THEY LEAVE THE SITE FOR NET LOAD. KEEP COPIES OF ALL TICKETS AND TURN THEM IN TO THE SITE FOREMAN AT THE END OF SHIFT ALONG WITH A SUMMARY OF THE DAY'S ACTIVITY. PERFORM SUCH OTHER ADMINISTRATIVE AND RECORD KEEPING DUTIES AS THE SITE FOREMAN MAY ASSIGN.

PRODUCTS / STRATEGY



GENERAL


THERE WILL BE TWO (2) BASIC PRODUCT CATEGORIES. EACH WILL COMPLIMENT THE OTHER. CATEGORY I WILL BE BASIC ROCK AND SAND PRODUCTS FOR THE CONSTRUCTION INDUSTRY. CATEGORY II WILL BE EMULSIONS FOR SLURRY AND CHIP SEAL ROAD SURFACING. CATEGORY I PRODUCTS WILL BE USED IN CATEGORY II APPLICATIONS GIVING US A CAPTIVE MARKET. A DISTRIBUTION FACILITY CENTRALIZED TO THE HIGHWAY 99 CORRIDOR MARKET WILL SERVE BOTH CATEGORIES AND IS A KEY TO THE EXPANSION OF THE INITIAL MARKET.



THE LOCATION OF THE RAW MATERIALS IN MERCED COUNTY, ALL BUT GUARANTEES SALES IN THAT GEOGRAPHIC AREA. THE CATEGORY II MARKET IS PRACTICALLY WIDE OPEN IN ADJACENT GEOGRAPHIC AREAS AND THIS WILL ENSURE THAT THE MARKET FOR CATEGORY I PRODUCTS CAN BE READILY EXPANDED.



THERE IS A NATIONWIDE MOVEMENT TO PROLONG THE LIFE OF OUR PAVED STREETS AND HIGHWAYS. ALTERNATIVES TO CUTBACK ASPHALT SURFACING ARE FAVORED FOR A VARIETY OF REASONS INCLUDING AIR POLLUTION REDUCTION. TRADE ORGANIZATIONS AND POLITICIANS ALIKE BACK TREATMENT BY SLURRY AND CHIP SEALS. IT IS COST EFFECTIVE AND PRACTICAL. ALL SUPPORTS THE EXPANSION OF THIS ACTIVITY IN CALIFORNIA.

CATEGORY I ROCK AND SAND PRODUCTS
---------------------------------





CONCRETE AGGREGATE    - CRUSHED AND SCREENED ROCK FOR SALE TO READY- MIX
                        COMPANIES AND OTHER CONTRACTORS WHO MAKE CONCRETE




CONCRETE SAND         - SCREENED AND WASHED SAND FOR THE SAME CUSTOMERS





BASE ROCK             - COARSE AGGREGATE FOR ROAD BASE




RIP RAP               - LARGE SIZED ROCK FOR EROSION CONTROL




DRAIN ROCK            - LARGE GRAVEL SIZED FOR USE TO LINE SMALL DITCHES AND
                        OTHER AREAS WHERE WATER NEEDS TO PENETRATE

TRENCH FILL           - SPECIALTY SAND TO BACKFILL TRENCHES FOR BURIED PIPE-
                        LINES AND CABLE




ASPHALT AGGREGATE     - CRUSHED AND SCREEN-SIZED ROCK TO BE MIXED WITH ASPHALT
                        FOR ROAD SURFACING



THE CRUSHING AND SCREENING PLANT CAN PRODUCE ALMOST ANY ROCK AND SAND PRODUCT USED IN THE CONSTRUCTION INDUSTRY ON A CUSTOM BASIS OR AS THE MARKET MAY DICTATE.






CATEGORY II ASPHALT EMULSIONS
-----------------------------





EMULSION TYPE                                  USES
-------------                                  ----




ANIONIC,  SLOW TO     - TACK COATS,  FOG SEAL,  SLURRY  SEAL, DUST CONTROL, FINE
                        TO COARSE

                                                                  MEDIUM SETTING

                                                                    GRADED MIXES

ANIONIC, HIGH         - TACK COATS, COARSE GRADE MIXES, HOT AND COLD LAY AND
                        ROAD


                                                                  FLOAT,  MEDIUM

                                                                  MIXES  SETTING







ANIONIC, HIGH         - HOT AND COLD RECYCLING, IN- PLACE OR CENTRAL PLANT


                                                                   FLOAT, MEDIUM


                                                                SETTING, POLYMER


                                                                        MODIFIED







ANIONIC, HIGH         - CHIP SEAL / SURFACE TREATMENT


                                                                    FLOAT, RAPID


                                                                         SETTING







ANIONIC, HIGH         - CHIP SEAL / SURFACE TREATMENT


                                                                    FLOAT, RAPID


                                                                SETTING, POLYMER


                                                                        MODIFIED

CATIONIC, RAPID       - CHIP SEAL / SURFACE TREATMENT



                                                                         SETTING







CATIONIC, RAPID       - CHIP SEAL / SURFACE TREATMENT



                                                                SETTING, POLYMER



                                                                        MODIFIED




CATIONIC, MEDIUM      - HOT AND COLD LAY AND ROAD MIXES



                                                                         SETTING







OTHER SPECIALTY EMULSIONS WILL BE AVAILABLE FROM THE REFINERY FOR DISTRIBUTION AS THEIR APPLICATIONS DICTATE. TANKAGE MAY BE ADDED TO THE SITE AS REQUIRED FOR INVENTORY.

PRODUCT PRICE LIST (AVERAGE)





CATEGORY I ROCK AND SAND PRODUCTS
---------------------------------




PRICES QUOTED ARE F.O.B. PIT AND PLANT SITE AND AT THE EMULSION PLANT/ DISTRIBUTION SITE. IT IS EXPECTED THAT CERTAIN PRODUCTS WILL NOT BE COMPETITIVE AT THE DISTRIBUTION SITE IN SOME CASES.







        ITEM                                                  PRICE (PER TON)
        ----                                             -----------------------



                                                             PIT          DIST
                                                             ---          ----



CONCRETE AGGREGATE                                        $    7.00    $    7.50



CONCRETE SAND                                                  7.00         7.00



BASE ROCK                                                      6.50         --



RIP RAP                                                        5.00         --



ASPHALT AGGREGATE                                             20.00        20.00

CATEGORY II ASPHALT EMULSIONS
-----------------------------


ANIONIC AND CATIONIC EMULSIONS                                     $ 180/TON*



POLYMER MODIFIED EMULSIONS                                         $ 230/TON*

PLAN OF ACTION



PRE-CONSTRUCTION
----------------



IT WILL BE NECESSARY TO COMPLETE SEVERAL SPECIFIC MATERIAL TESTS ON THE SNELLING SITE BEFORE FINALIZING THE PLANT DESIGN. IT IS EXPECTED THAT THIS WILL TAKE ABOUT ONE MONTH TO COMPLETE. IN THE MEANTIME ALL ITEMS OF EQUIPMENT CAN BE SOURCED AND A GENERAL DESIGN COMPLETE.



CARE WILL BE TAKEN TO FOLD ALL PLANNED OPERATIONS INTO THE CURRENT PERMIT STRUCTURE. AIR POLLUTION PERMITS MUST BE SECURED AS SOON AS SPECIFIC EQUIPMENT CAN BE IDENTIFIED. IT IS PLANNED THAT A FULLY INTEGRAL TEMPORARY PLANT WILL BE MOVED ON SITE AS SOON AS CONTRACTS CAN BE SECURED. INFORMATION FROM THE OPERATION OF THIS PLANT MAY INFLUENCE THE FINAL PLANT DESIGN.



CONCURRENT WITH THE ABOVE, A COMPREHENSIVE MARKET STUDY SHOULD BE COMPLETED. THIS WILL PROVIDE THE FINAL CRITERIA FOR THE PLANT, WHICH IS THE PRODUCTION LEVEL REQUIRED TO SERVICE THE CUSTOMER.



CONSTRUCTION
------------



THE SITE IS IN GOOD CONDITION AND WILL REQUIRE A MINIMUM OF GRADING FOR PREPARATION. IT IS EXPECTED THAT SOME WORK WILL BE DONE DURING THE TEMPORARY PRODUCTION PHASE. AFTER FINALIZATION OF PLANT DESIGN ALL EQUIPMENT CAN BE PURCHASED AND SCHEDULED FOR DELIVERY AS NEEDED. SUB-CONTRACTS SUCH AS FINISHING THE SCALE SET UP AND SUBSEQUENT CERTIFICATION CAN BE PUT IN MOTION.




ALL EQUIPMENT EXCEPT THE SCALE CAN BE CONSIDERED PORTABLE AND THEREFORE SHOULD EXEMPT US FROM A NUMBER OF PERMITS. IT WILL BE NECESSARY TO CONSTRUCT CONVEYOR SUPPORTS AND SOME OF THE MAIN TRAP SYSTEM ON SITE. OTHER EQUIPMENT CAN BE MOVED INTO POSITION AS IT ARRIVES.

AN ELECTRICAL CONTRACTOR WILL BE HIRED TO FABRICATE THE SWITCHING AND MOTOR CONTROL SYSTEM AND TO CERTIFY THE GROUNDS. A SAFETY SURVEY BY A CONSULTANT WILL BE A GOOD IDEA SO THAT WE WILL START OFF IN COMPLIANCE WITH ALL FEDERAL AND STATE AUTHORITIES.



A WATER SYSTEM WILL BE CONSTRUCTED ALONG WITH APPROPRIATE HOLDING PONDS FOR THE SEDIMENTS. DESIGN WILL BE PARTLY DICTATED BY THE PLAN OF OPERATIONS ALREADY IN PLACE. ANOTHER CRITERIA FOR THIS WILL BE FURNISHED BY THE MATERIAL TESTS, WHICH WILL SHOW THE AMOUNT OF WASTE WE WILL HAVE TO DEAL WITH. WE WILL ALLOW ONE MONTH FOR COMPLETION OF THE PLANT.






OPERATIONS
----------



MINE RUN MATERIAL WILL BE LOADED INTO A GRIZZLY-TRAP SYSTEM IN THE PIT. OVERSIZED BOULDERS WILL BE STOCKPILED FOR SALE AS LARGE RIPRAP. MATERIAL FROM THE TRAP WILL BE FED INTO A WET TROMMEL FOR PRE-CLEANING. THE TROMMEL WILL EFFECTIVELY PRODUCE TWO (2) SIZES, THE LARGER OF WHICH WILL GO DIRECTLY TO THE JAW CRUSHER. THE UNDERSIZE DISCHARGE WILL BE FED TO A WET SCREEN.

MATERIAL COMING FROM THE WET SCREEN WILL GO DIRECTLY TO AGGREGATE PRODUCT OR TO THE CONE CRUSHER DEPENDING UPON PRODUCT REQUIREMENT. UNDERSIZE WILL GO TO THE SAND WASHING PLANT. DISCHARGE FROM THE CRUSHER SYSTEMS WILL GO TO A WET SCREEN FOR DIVERSION EITHER TO AGGREGATE PRODUCT OR TO THE SAND WASH PLANT DEPENDING UPON PARTICLE SIZE. IF THE PRODUCT REQUIRES FURTHER REFINEMENT SUCH AS CHIPS IT MAY BE SENT TO THE VERTICAL IMPACT CRUSHER.



IT IS EXPECTED THAT SITE RECLAMATION WILL BE A MANDATORY EFFORT REQUIRED BY THE PERMITS EXISTING ON THE SITE AND WILL BE A CONSIDERATION WHEN PLANNING MINING OPERATIONS. ALL EFFORTS WILL BE MADE TO "ROLL-OVER" AS MUCH AS POSSIBLE SO THAT THE RESPONSIBLE GOVERNMENTAL AGENCIES WILL BE PLEASED WITH OUR USE OF THE SITE. SUCH ATTENTION TO THIS ITEM WILL PAY DIVIDENDS FOR OUR CONTINUED OPERATIONS IN THE AREA.





EMULSION PLANT
--------------


IT IS ESSENTIAL THAT PLANS FOR A STATE-OF-THE-ART PLANT BE FINALIZED AS SOON AS POSSIBLE. THIS IS IMPORTANT SO THAT THE PERMIT PROCESS BE STARTED AT THE EARLIEST TIME. IT IS EXPECTED THAT THE SELECTED SITE WILL HAVE FAVORABLE ZONING ALREADY IN PLACE. A PERIOD OF FOUR (4) MONTHS HAS BEEN SET ASIDE FOR ALL ACTIVITY RELATING TO DESIGN AND PERMITTING.



EQUIPMENT SOURCING AND SITE PREPARATION WORK CAN BE DONE CONCURRENTLY WITH THE PERMITTING PROCESS. CERTAIN KEY FACILITY ITEMS SUCH AS TRAN LOADERS CAN BE INSTALLED PRIOR TO FINAL PERMITTING OF THE PLANT.

IT IS ALSO PLANNED THAT PERMISSION TO USE THE SITE AS A SAND AND GRAVEL PRODUCT DISTRIBUTION FACILITY CAN BE OBTAINED SO THAT WE CAN ENTER THAT MARKET WHILE AWAITING EMULSION PLANT APPROVALS.



AN APPROPRIATE CONTRACTOR WILL DO PRACTICALLY ALL OF THE CONSTRUCTION EFFORT AT THIS SITE. COMPANY PERSONNEL WILL ACT IN A CONSTRUCTION MANAGEMENT CAPACITY AND COORDINATE THE EFFORT. THREE (3) MONTHS HAVE BEEN ALLOWED FOR PLANT CONSTRUCTION.



ANY MATERIAL HAULED TO THIS SITE WILL BE BY CONTRACT HAULERS ON AN AS NEEDED BASIS. SOME STOCKPILES WILL BE NECESSARY AT THE SITE IN ORDER TO SERVE OUR CUSTOMERS. THE EXACT NATURE OF OUR INVENTORY CONTROL WILL BECOME CLEAR AS OUR PENETRATION OF THE LOCAL MARKET IS ACCOMPLISHED. ALL PRODUCTS WILL BE PICKED UP BY THE CUSTOMER OR BY CONTRACT HAULER COORDINATED THROUGH OUR OPERATIONAL PERSONNEL.

MASTER SCHEDULE (YEAR ONE)





 ITEM                           1   2   3   4   5   6   7   8   9   10   11   12
 ----



SAND AND GRAVEL PIT AND PLANT
-----------------------------


                           --------------------------


                           ENGINEER / PLANS / PERMITS

                           --------------------------


                              EQUIPMENT ACQUISITION


                           --------------------------


                                  CONSTRUCTION


                           --------------------------


                                   PRODUCTION


                           --------------------------

ASPHALT EMULSION PLANT
----------------------


                           --------------------------


                                 PLANS / PERMITS


                           --------------------------


                              EQUIPMENT ACQUISITION


                           --------------------------


                                SITE PREPARATION


                           --------------------------


                               PLANT CONSTRUCTION


                           --------------------------


                                   PRODUCTION


                           --------------------------

                                   COMPETITION



      THE MATERIAL AND SUPPLY HANDLING INDUSTRY IS HIGHLY COMPETITIVE. THE COMPETITIVE POSITION OF OUR COMPANY IN A GIVEN MARKET WILL DEPEND LARGELY ON THE LOCATION AND OPERATING COST OF THE PIT, THE LOCATION AND OPERATION
    OF THE EMULSIFIED ASPHALT PLANTS AND PREVAILING PRICES IN THOSE MARKETS. PRICE IS THE PRIMARY COMPETITIVE FACTOR AMONG SUPPLIERS FOR SMALL OR SIMPLE JOBS PRINCIPALLY IN RESIDENTIAL CONSTRUCTION, WHILE TIMELINESS OF DELIVERY AND CONSISTENCY OF QUALITY AND SERVICE, AS WELL AS PRICE, ARE THE PRINCIPAL
         COMPETITIVE FACTORS AMONG SUPPLIERS FOR LARGE OR COMPLEX JOBS.



     OUR COMPETITORS WILL RANGE FROM SMALL, OWNER-OPERATED PRIVATE COMPANIES TO SUBSIDIARIES OR OPERATING UNITS OF LARGE, VERTICALLY INTEGRATED CEMENT
       MANUFACTURING AND CONCRETE PRODUCTS COMPANIES. COMPETITORS MAY HAVE
      LOWER OPERATING COSTS THAN WE DO, OR HAVE THE FINANCIAL RESOURCES TO
                      ENABLE THEM TO ACCEPT LOWER MARGINS.

                              FINANCIAL OBJECTIVES






       WE INTEND TO BECOME A LEADING VALUE-ADDED PROVIDER OF SAND, GRAVEL, AGGREGATE AND EMULSIFIED ASPHALT AND RELATED PRODUCTS AND SERVICES TO THE
     CONSTRUCTION INDUSTRY IN MAJOR MARKETS IN THE STATE OF CALIFORNIA. OUR COMPANY WILL INITIALLY SERVE ALL SEGMENTS OF THE CONSTRUCTION INDUSTRY IN
       THE SAN LUIS OBISPO, FRESNO, MERCED, STOCKTON AND MARIPOSA AREAS OF CALIFORNIA. THE OVERALL OBJECTIVE OF OUR OPERATING COMPANY WILL BE TO SELL
     MORE PRODUCTS TO OUR TOP TIER CUSTOMERS AS WELL AS THOSE CUSTOMERS WHO
      HAVE SMALL, OWNER-OPERATED PRIVATE COMPANIES. THE SPECIFIC FINANCIAL OBJECTIVE OF OUR OPERATING COMPANY IS TO BREAK-EVEN IN THE FIRST YEAR AND YIELD A PROFIT IN YEARS TWO (2) THROUGH THREE (3). WE EXPECT TO BEGIN SALES AND PRODUCTION IN THE FIRST QUARTER OF 2001 WITH THE SUCCESSFUL CONCLUSION
                       OF OUR EFFORTS TO OBTAIN FUNDING.